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                                                                   EXHIBIT 11.1

                       SOMNUS MEDICAL TECHNOLOGIES, INC.
             STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS

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                          -----------------------------------------------------------
                          PERIOD FROM INCEPTION  PERIOD FROM INCEPTION     SIX MONTHS
                          (JANUARY 19, 1996) TO  (JANUARY 19, 1996) TO          ENDED
                              DECEMBER 31, 1996          JUNE 30, 1996  JUNE 30, 1997
                          ---------------------  ---------------------  -------------
                                                              (UNAUDITED)
Net loss                           $ (3,097,117)            $ (785,779)  $ (4,546,909)
                                   ============             ==========   ============
Weighted average common
 shares outstanding                   1,850,488              1,365,975      2,335,000
Common equivalent shares
 from issuances of con-
 vertible preferred
 stock, warrants and
 common stock during the
 twelve month period
 prior to the Company's
 proposed initial public
 offering                             5,338,784              5,338,784      5,338,784
                                   ------------             ----------   ------------
Shares used in computing
 historical net loss per
 share                                7,189,272              6,704,759      7,673,784
                                   ============             ==========   ============
Net loss per share                 $      (0.43)            $    (0.12)  $      (0.59)
                                   ============             ==========   ============
Shares used in computing
 historical net loss per
 share                                7,189,272              6,704,759      7,673,784
                                   ============             ==========   ============
Convertible preferred
 stock issued more than
 twelve months prior to
 the proposed initial
 public offering                      1,262,293                740,427      1,784,160
                                   ------------             ----------   ------------
Shares used in computing
 pro forma net loss pert
 share                                8,451,565              7,445,186      9,457,944
                                   ============             ==========   ============
Pro forma net loss per
 share                             $      (0.37)            $    (0.11)         (0.48)
                                   ============             ==========   ============
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